Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ENVIVA PARTNERS, LP

This Certificate of Limited Partnership of Enviva Partners, LP (the “Partnership”), dated November 12, 2013, has been duly executed, and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.	Name. The name of the Partnership is Enviva Partners, LP.

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3.	General Partner. The name and the business, residence, or mailing address of the general partner are:

Enviva Partners GP, LLC

7200 Wisconsin Avenue, Suite 1000

Bethesda, MD 20814

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

Enviva Partners GP, LLC, as its general partner

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Authorized Person